UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 06, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of security holders of Century Casinos, Inc. was held on May 06, 2013. At the annual meeting, Class I directors,  Mr. Robert Eichberg and Dr. Dinah Corbaci,  were re-elected to the Board for a three year term. On the proposal to elect the Class I directors, the votes were:

	For	Withheld	Abstain	Broker Non-Votes
Mr. Robert Eichberg	13,670,070	238,091	9,270	3,560,669
Dr. Dinah Corbaci	13,665,989	245,472	5,970	3,560,669

A proposal to ratify the selection of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2013 was approved by a vote of 17,184,043 shares for,  240,265 shares against and 53,792 shares abstaining.

A proposal to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers was approved by a vote of 13,598,009 shares for, 303,144 shares against, 16,278 shares abstaining and 3,560,669 broker non-votes.

A proposal to approve an advisory (non-binding) resolution regarding whether an advisory vote on the compensation of the Company’s named executive officers should be held once every one, two or three years was approved for one year.  The votes were:

1 Year	2 Years	3 Years	Withheld	Broker Non-Votes
8,011,101	45,873	5,621,530	238,927	3,560,669

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: May 06, 2013	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial Officer